Exhibit 10.3

AMENDMENT NO. 1
TO THE
INTEGRITY APPLICATIONS, INC.
2010 INCENTIVE COMPENSATION PLAN

WHEREAS, Integrity Applications, Inc., a Delaware corporation (the “Company”), adopted the Integrity Applications, Inc. 2010 Incentive Compensation Plan (the “Plan”), which was approved by the Company’s shareholders on July 22, 2010 at the Company’s 2010 Annual Meeting of Shareholders;

WHEREAS, capitalized terms used herein and not herein defined shall have the respective meanings ascribed thereto in the Plan;

WHEREAS, the Company desires to amend the Plan to increase the number of Shares reserved for delivery under the Plan to 1,000,000 Shares (as such number of Shares may be adjusted from time to time in accordance with the provisions of the Plan), resulting in 1,000,000 Shares being available for delivery under the Plan, effective March 17, 2016;

WHEREAS, the Company does not intend that this Amendment will increase (i) the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options, or (ii) the per-person Award limits under Section 5 of the Plan.

NOW THEREFORE, the Plan is hereby amended, effective as of March 17, 2016, as follows:

1.	Section 4(a) of the Plan is hereby amended and restated in its entirety, as follows:

“Limitation on Overall Number of Shares Available for Delivery Under Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for delivery under the Plan shall be 1,000,000. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

2.	Section 4(c)(v) of the Plan is hereby amended and restated in its entirety, as follows:

“Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be the number of Shares authorized for issuance under the Plan pursuant to Section 4(a) prior to the amendment to Section 4(a) of the Plan, effective March 17, 2016, which increased the number of Shares authorized for issuance under the Plan.  Thus, for the avoidance of doubt, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 529,555 Shares.”

3.	Section 5 of the Plan is hereby amended and restated in its entirety, as follows:

“Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.  Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 60% of the Shares authorized for issuance under the Plan pursuant to Section 0 prior to the amendment to Section 4(a) of the Plan, effective March 17, 2016, which increased the number of Shares authorized for issuance under the Plan, or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 25% of the Shares authorized for issuance under the Plan pursuant to Section 0 prior to the amendment to Section 4(a) of the Plan, effective March 17, 2016, which increased the number of Shares authorized for issuance under the Plan.  In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $100,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $200,000.”

4.	Except as amended herein, all other provisions of the Plan remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein as of March 17, 2016.

Integrity Applications, Inc.

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer